Exhibit 10.2

FIRST AMENDMENT AND WAIVER

FIRST AMENDMENT AND WAIVER, dated as of March 1, 2007 (this “Amendment”) to the FIRST LIEN CREDIT AGREEMENT (the “Credit Agreement”), dated as of November 24, 2004, among AMERICAN SKIING COMPANY (“ASC”), the Subsidiary Borrowers (collectively, the “Borrowers”) from time to time party to this Agreement, the several banks and other financial institutions from time to time parties to this Agreement (the “Lenders”), CREDIT SUISSE FIRST BOSTON (“CSFB”), as syndication agent for the Lenders hereunder (in such capacity, “Syndication Agent”), and GENERAL ELECTRIC CAPITAL CORPORATION (“GECC”), as administrative agent for the Lenders hereunder (in such capacity, the “Administrative Agent”) and as Collateral Agent under the Security Documents (as defined below) (the “Collateral Agent”).  Capitalized terms used but not otherwise defined in Amendment shall have the meanings set forth in the Credit Agreement and the rules of interpretation set forth therein shall apply to this Amendment.

W I T N E S S E T H:

WHEREAS, the Borrowers, the Administrative Agent, the Syndication Agent and the Lenders are parties to the Credit Agreement;

WHEREAS, pursuant to the first lien payoff letter dated as of February 28, 2007 among the Borrowers and the Administrative Agent (the “First Lien Payoff Letter”), (i) the Term Loans will be repaid in full immediately prior to the effectiveness of this amendment and (ii) the Revolving Loans will be repaid in full and the Revolving Commitments of the Lenders other than GECC will be terminated and such Lenders will cease to be a party to the Credit Agreement;

WHEREAS, in accordance with the First Lien Payoff  Letter, after giving effect thereto GECC will be the sole Lender hereunder;

WHEREAS, the Borrowers have requested that GECC retain its $10,000,000 Revolving B Commitment under the Credit Agreement;

WHEREAS, the Borrowers have requested that the Lenders further amend the Credit Agreement, as more fully described herein; and

WHEREAS, the Lenders are willing to agree to such amendment, but only upon the terms and subject to the conditions set forth herein;

NOW THEREFORE, in consideration of the premises and the mutual covenants hereinafter set forth, the parties hereto hereby agree as follows:

1.             Amendment to Schedule 1.1A (Commitments). Schedule 1.1A of the Credit Agreement is hereby replaced by deleting said schedule in its entirety and substituting in lieu thereof the following:

Lender	Revolving B Commitment
General Electric Capital Corporation	$10,000,000
TOTAL:	$10,000,000

2.             Amendment to Section 5.2 (Conditions to Each Extension of Credit). Section 5.2 of the Credit Agreement is hereby amended by adding a new paragraph (c) at the end thereof to read in its entirety as follows:

“(c)         Consent to Extension of Credit. The Lenders shall have consented to such extension of credit in their sole discretion.”

3.             Waiver to Section 7.1(a).  The Borrowers’ requirement to comply with the Minimum Consolidated EBITDA covenant pursuant to Subsection 7.1(a) of the Credit Agreement is hereby waived solely with respect to the fiscal period ending April 29, 2007.

4.             Amendment to Section 2.6(a).  Section 2.6(a) of the Credit Agreement is hereby amended by deleting the text thereof and replacing it with the following: “[intentionally deleted].

5.             Conditions to Effectiveness of this Amendment.  This Amendment shall become effective upon the date (the “Effective Date”) when the following conditions are satisfied:

(a)   Amendment to Credit Agreement.  The Administrative Agent shall have received counterparts of this Amendment, duly executed and delivered by the Borrowers and the Lenders;

(b)   First Lien Payoff Letter.  (i) The Administrative Agent shall have received (x) the Payoff Amount as contemplated by the First Lien Payoff Letter, dated February 28, 2007, (y) counterparts of such letter signed by each of the parties thereto and (ii) the transactions contemplated thereby shall have been consummated.

(c)   No Default.  No Default or Event of Default shall have occurred and be continuing on such date or after giving effect to the transactions contemplated herein; and

(d)   Representations and Warranties.  Each of the representations and warranties made by the Credit Parties in or pursuant to the Loan Documents shall be true and correct in all material respects on and as of the date hereof, before and after giving effect to the effectiveness of this Amendment, as if made on and as of the date hereof, except to the extent such representations and warranties expressly relate to a specific earlier date, in which case such representations and warranties were true and correct as of such earlier date.

6.             Continuing Effect of the Credit Agreement.  This Amendment shall not constitute an amendment or waiver of any provision of the Credit Agreement not expressly referred to herein and shall not be construed as an amendment, waiver or consent to any further or future action on the part of the Credit Parties that would require an amendment, waiver or consent of the Lenders or Administrative Agent.  Except as expressly amended hereby, the provisions of the Credit Agreement are and shall remain in full force and effect.

7.             Counterparts.  This Amendment may be executed by one or more of the parties hereto on any number of separate counterparts (including by facsimile), and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

8.             Severability.  Any provision of this Amendment which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

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9.             Integration.  This Amendment and the other Loan Documents represent the agreement of the Credit Parties, the Administrative Agent and the Lenders with respect to the subject matter hereof, and there are no promises, undertakings, representations or warranties by the Administrative Agent or any Lender relative to the subject matter hereof not expressly set forth or referred to herein or in the other Loan Documents.

10.           GOVERNING LAW.  THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

AMERICAN SKIING COMPANY

By:	/s/ Foster A. Stewart, Jr.
Name: Foster A. Stewart, Jr.
Title:

AMERICAN SKIING COMPANY RESORT PROPERTIES, INC.
ASC LEASING, INC.
ASC UTAH
BLUNDER BAY DEVELOPMENT, INC.
DOVER RESTAURANTS, INC.
KILLINGTON, LTD.
KILLINGTON RESTAURANTS, INC.
L.B.O. HOLDING, INC.
MOUNT SNOW LTD.
MOUNTAINSIDE
PERFECT TURN, INC.
PICO SKI AREA MANAGEMENT COMPANY
S-K-I LTD.
SUGARLOAF MOUNTAIN CORPORATION
SUNDAY RIVER LTD.
SUNDAY RIVER SKIWAY CORPORATION

By:	/s/ Foster A. Stewart, Jr.
Name:	Foster A. Stewart, Jr.
Title:	Authorized Officer of each of the foregoing Borrowers

GENERAL ELECTRIC CAPITAL CORPORATION, as Administrative Agent, as Collateral Agent and as a Lender

By:	/s/ Lofton Spencer
Name: Lofton Spencer
Title: